Exhibit 99.1

For Immediate Release

LIPOCINE ANNOUNCES LAUNCH OF PUBLIC OFFERING OF COMMON STOCK AND WARRANTS

SALT LAKE CITY (November 13, 2019) – Lipocine Inc. (NASDAQ:LPCN), a clinical-stage biopharmaceutical company focused on metabolic and endocrine disorders, today announced the launch of a public offering of units consisting of shares of its common stock (or pre-funded warrants) and warrants to purchase its common stock. The shares of common stock (or pre-funded warrants) and warrants comprising the units are immediately separable and will be issued separately, but will be purchased together. The offering is being conducted on a best-efforts basis and is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Roth Capital Partners is acting as sole agent for the public offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-220942) (including a prospectus) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the offering will be filed with the SEC.

A copy of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, by contacting Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus will also be available free of charge on the website of the SEC at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Lipocine

Lipocine Inc. is a clinical-stage biopharmaceutical company focused on metabolic and endocrine disorders using its proprietary drug delivery technologies. Lipocine’s clinical development pipeline includes TLANDO, LPCN 1144, TLANDO XR (“LPCN 1111”), LPCN 1148 and LPCN 1107. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate, is designed to help restore normal testosterone levels in hypogonadal men. Lipocine received a complete response letter from the FDA related to TLANDO on November 8, 2019. LPCN 1144, an oral product of bioidentical testosterone, recently completed a proof-of-concept clinical study demonstrating the potential utility in the treatment of pre-cirrhotic NASH.  TLANDO XR, a novel oral prodrug of testosterone, originated and is being developed by Lipocine as a next-generation oral testosterone product with potential for once-daily dosing. In a phase 2 clinical evaluation when administered as once daily or twice daily TLANDO XR met the typical primary and secondary end points. LPCN 1148 is an oral prodrug of bioidentical testosterone targeted for the treatment of NASH cirrhosis. LPCN 1107 is potentially the first oral hydroxyprogesterone caproate product candidate, with end of phase 2 meeting completed, indicated for the prevention of recurrent preterm birth and has been granted orphan drug designation by the FDA. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts, including statements regarding Lipocine’s intention to conduct a public offering of its securities and other statements that are not historical facts. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that the public offering of common stock and warrants may not close, the funds raised, if any, may not meet our needs and the terms may not be advantageous to us, risks that the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

CONTACTS:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

mb@lipocine.com

Hans Vitzthum

Phone: (617) 535-7743

hans@lifesciadvisors.com